SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 24, 2005

Date of Report (Date of Earliest Event Reported)

The Cronos Group

(Exact name of registrant as specified in its charter)

Luxembourg

(State or Other Jurisdiction of Incorporation)

0-24464	Not Applicable

(Commission File Number)	(IRS Employer Identification No.)

16, Allée Marconi, Boîte Postale 260, L-2120 Luxembourg
(Address of principal executive offices) (Zip Code)

011 (352) 453145

(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (c) On March 24, 2005, The Cronos Group (the “Company”) (Nasdaq: CRNS) announced that its Board of Directors had appointed Peter J. Younger, currently Chief Operating and Financial Officer of the Company, to the position of President and Chief Operating Officer, effective March 31, 2005. Mr. Younger will report to the Chief Executive Officer of the Company, Dennis J. Tietz. The Board also appointed Frank P. Vaughan, currently Senior Vice President – Finance, as Chief Financial Officer and Senior Vice President, also effective March 31, 2005. Mr. Vaughan will report to the President, Mr. Younger. The press release announcing the appointments is attached as an exhibit to this report.

     Peter J. Younger. Mr. Younger has served as the Chief Financial Officer of the Company since March 1997 and as its Chief Operating Officer since August 2000. He is also a Director of the Company; his term as a Director extends to the annual meeting of shareholders to be held in 2007.

     Mr. Younger has been employed by the Company or its subsidiaries since 1987. Mr. Younger holds a B.S. degree in Business Administration from Western Baptist College, Salem, Oregon.

     Mr. Younger’s current employment agreement with the Company was filed as Exhibit 10.18 to the Company’s annual report on Form 10-K for the year ended December 31, 2001, and an amendment thereto was filed as Exhibit 10.26 to the Company’s annual report on Form 10-K for the year ended December 31, 2003. The terms of his employment are summarized in the Company’s proxy statement for its 2004 annual meeting of shareholders, dated April 26, 2004, under “Compensation of Executive Officers and Directors-Employment Agreements,” to which reference is made hereby.

     Frank P. Vaughan. Mr. Vaughan, age 40, has served as Senior Vice President – Finance of the Company since July 2004. Mr. Vaughan has been employed by the Company or its subsidiaries since 1991 and is directly responsible for Cronos’ financial operations, including SEC and other regulatory reporting. Based in the U.K., Mr. Vaughan had served in previous roles as Vice President – Finance, Director of Planning, and Manager of Group Reporting. Prior to joining Cronos in 1991, Mr. Vaughan was an accountant with the Automobile Association (U.K.), from 1987 to 1991.

     Mr. Vaughan holds a Bachelor of Commerce degree, with honours, from University College Cork and is a qualified Chartered Management Accountant.

     A subsidiary of the Company (the “Employer”) and Mr. Vaughan entered into an Employment Agreement, effective April 20, 2000. The Employment Agreement has been periodically extended, most recently on December 15, 2003, to a term ending November 30, 2005. The Employer may not cancel the Employment Agreement prior to its expiration except for illness or other incapacity that continues for a period of more than six months or the non-performance of or willful misconduct by Mr. Vaughan in the performance of his duties. The Employer pays Mr. Vaughan a base annual salary of £126,500 (equivalent to $237,000 at current exchange rates), which may be increased in the discretion of the Employer. Mr. Vaughan is entitled to bonus compensation at such times, and in such amounts, as the Employer may determine. Mr. Vaughan holds options under the Company’s 1999 Stock Option Plan to acquire 35,000 common shares of the Company.

     The Company anticipates that the Employer and Mr. Vaughan will amend his Employment Agreement to reflect his appointment as Senior Vice President and Chief Financial Officer in due course.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit 99.1	Press Release of the Company, dated March 24, 2005, announcing Peter J. Younger’s appointment as President and Chief Operating Officer of the Company and Frank P. Vaughan’s appointment as Chief Financial Officer and Senior Vice President of the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRONOS GROUP
By /s/ Elinor A. Wexler
Elinor A. Wexler
Assistant Secretary

Date: March 24, 2005

EXHIBIT INDEX

Exhibit 99.1	Press Release of the Company, dated March 24, 2005, announcing Peter J. Younger’s appointment as President and Chief Operating Officer of the Company and Frank P. Vaughan’s appointment as Chief Financial Officer and Senior Vice President of the Company.